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                                                               Exhibit 21


                         SUBSIDIARIES OF THE COMPANY


                                                                                     OTHER NAME, IF ANY,
                                        STATE OR OTHER JURISDICTION                  THAT THE SUBSIDIARY
  NANE                                       OF INCORPORATION                        DOES BUSINESS UNDER
  RMI Metals, Inc.                            Utah                                   Micron Metals, Inc.

  TRADCO, Inc.                                Missouri

  NaTi Gas, Inc.                              Ohio

  RMI Titanium International, Inc.            Barbados

  RMI Titanium (UK) Limited                   United Kingdom

  RMI Titanium Coiled Tubing, Inc.            Texas

